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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Name                                                           Jurisdiction
----                                                           ------------

Glycyx Pharmaceuticals, Ltd.                                   Bermuda (1)
Salix Pharmaceuticals, Inc.                                    California

     (1) Glycyx Pharmaceuticals, Ltd. will domesticate in Delaware and continue as a Delaware corporation prior to the reorganization of the Registrant.